Exhibit 99.4

2929 California Street Torrance, California 90503 Tel. 310.212.7910 Fax. 310.212.6315 800.890.9988 www.motorcarparts.com

FOR IMMEDIATE RELEASE

Motorcar Parts of America, Inc. Announces Increased Short-
Term Credit Availability to Address Liquidity Shortfall
LOS ANGELES, CA., March 29, 2007 — Motorcar Parts of America, Inc. (“MPA”) (OTC: MPAA.PK), a leading provider of remanufactured alternators and starters for the automotive aftermarket, announced today that Union Bank of California, N.A. has increased MPA’s credit availability under its existing $35 million line of credit with the bank by $5 million. This increase is being made on a non-revolving basis, and any amounts utilized under this increased availability are due on June 15, 2007.
“As a result of a number of factors, including new business we have received, buybacks of cores from our customers, marketing allowances we have provided customers to obtain new business and the build-out and expansion of our Mexico facility, our working capital position has been under significant strain. We are pursuing additional capital to meet our continuing liquidity needs. While this short-term increase in available credit does not provide us with the capital we believe we will need after June 15, 2007 to meet our working capital needs, it provides us additional time to rebuild our cash position,” said Selwyn Joffe, Chairman, President and CEO of MPA. Mr. Joffe added “we are taking appropriate steps to obtain the cash necessary to repay the amounts owed under this short-term credit increase when due, to meet our other ongoing obligations and to meet our future needs.” There is no assurance that MPA will be successful in this regard, and management cannot predict what steps the bank will take if MPA is unable to repay these amounts when due.
About MPA
Motorcar Parts of America, Inc. is a leading remanufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA has facilities in the United States in Torrance, California, and Nashville, Tennessee, as well as in Mexico, Singapore and Malaysia. MPA’s websites are located at www.motorcarparts.com and www.quality-built.com.
Disclosure Regarding Private Securities Litigation Reform Act of 1995
This press-release contains certain forward-looking statements with respect to our future performance that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to certain customers, changes in our relationship with any of our customers, including the increasing customer pressure for lower prices and more favorable payment and other terms, the increasing strain on our cash position, including the significant strain on working capital associated with large core inventory purchases from customers of the type we have increasingly made, our ability to obtain any additional financing we may seek or require, our ability to achieve positive cash flows from operations, potential future changes in our previously reported results as a result of the identification and correction of errors in our accounting policies or procedures or the Securities and Exchange Commission’s review of our previously filed public reports, lower revenues than anticipated from new and existing contracts, our failure to meet the financial covenants or the other obligations set forth in our bank credit agreement and the bank’s refusal to waive any such defaults, any meaningful difference between projected production needs and ultimate sales to our customers, increases in interest rates, changes in the financial condition of any of our major customers, the impact of high gasoline prices, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts industry, difficulty in obtaining component parts or increases in the costs of those parts, political or economic instability in any of the foreign countries where we conduct operations, unforeseen increases in operating costs and other factors discussed herein and in our other filings with the Securities and Exchange Commission.

For more information, contact:

Crocker Coulson President CCG Investor Relations (310) 231-8600 ext. 103 crocker.coulson@ccgir.com or Elaine Ketchmere, VP Financial Writing elaine.ketchmere@ccgir.com (310) 231-8600 ext. 119	Selwyn Joffe Chairman, President & CEO Motorcar Parts of America, Inc. (310) 972-4005
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